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                                                                   Exhibit 10.1

                                  POLONIA BANK
                             SPLIT DOLLAR AGREEMENT

     THIS AGREEMENT ("Agreement") is made and entered into this 22nd day of January, 2007, by and between POLONIA BANK (the "Employer"), and Paul D. Rutkowski (the "Executive"). This Agreement shall accompany the Split Dollar Endorsement entered into on even date herewith, or as subsequently amended, by and between the aforementioned parties.

                                  INTRODUCTION

      To encourage the Executive to remain an employee of the Employer, the Employer is willing to divide the proceeds of a life insurance policy(ies) on the Executive's life between the Employer and the beneficiaries of the Executive, subject to the terms and conditions set forth in this Agreement. The Employer will pay the premiums for such life insurance policy(ies) from its general assets.

                                   ARTICLE 1
                              GENERAL DEFINITIONS

      The following terms shall have the meanings specified:

      Insurer(s) means New England Life Insurance Company.

      Policy(ies) means the insurance policy(ies) issued by the Insurer(s).

      Insured means the Executive.

      Termination of Employment means the Executive ceasing to be employed by the Employer for any reason whatsoever, including voluntary or involuntary termination. For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of the Executive's Termination of Employment, the Employer shall have the sole and absolute right to determine the termination date.

                                   ARTICLE 2
                           POLICY OWNERSHIP/INTERESTS

      2.1 Employer Ownership. The Employer is the sole owner of the Policy(ies) and shall have the right to exercise all incidents of ownership. The Employer shall be the beneficiary of any death benefit hereunder, less the Executive's interest determined in accordance with Section 2.2 of this Agreement. This Agreement may be amended or terminated only by a written agreement signed by the Employer and the Executive.

      2.2   Executive's   Interest.  If  the  Executive  dies  while  actively
employed by Employer, Executive's designated beneficiary shall have the right to a death benefit in an amount equal to one million dollars ($1,000,000).

      2.3 Termination of Agreement upon Termination of Employment. Executive and Employer agree that this Agreement shall automatically terminate along with all of Executive's rights under and interests herein and further agree that no benefits pursuant to this Agreement shall be payable by Employer to Executive's beneficiaries in the event of Executive's Termination of Employment.

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                                   ARTICLE 3
                                    PREMIUMS

      3.1 Premium Payment. The Employer shall pay any premiums due on the Policy(ies).

      3.2 Imputed Income. The Employer shall impute income to the Executive for the benefits provided by this Agreement as required under federal and state income tax laws, and the Executive shall be liable for such taxes.

                                   ARTICLE 4
                                   ASSIGNMENT

      The Executive may assign without consideration the Executive's interest pursuant to Section 2.2 to any person, entity or trust. In the event the Executive transfers the Executive's interest in the Policy(ies) in such manner, then the Executive's interest under this Agreement shall be vested in the Executive's transferee, who shall be substituted as a party hereunder, and the Executive shall have no further interest in the Policy(ies).

                                   ARTICLE 5
                                    INSURER

      The Insurer shall be bound only by the terms of the Policy(ies). Any payments the Insurer makes or actions it takes in accordance with the Policy(ies) shall fully discharge it from all claims, suits and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Agreement.

                                   ARTICLE 6
                                CLAIMS PROCEDURE

      6.1 Claims Procedure. The Employer shall notify any person or entity that makes a claim under this Agreement (the "Claimant') in writing, within 90 days of Claimant's written application for benefits, of his or her eligibility or ineligibility for benefits under this Agreement. If the Employer determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of this Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of this Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Employer determines that there are special circumstances requiring additional time to make a decision, the Employer shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90 days.

      6.2 Review Procedure. If the Claimant is determined by the Employer not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Employer by filing a petition for review with the Employer within 60 days after receipt of the notice issued by the Employer. Said petition shall state the specific reasons which the Claimant believes entitles him or her to benefits or to greater or different benefits. Within 60 days after receipt by the Employer of the petition, the Employer shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Employer verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Employer shall notify the Claimant of its decision in writing within the 60-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant, and the specific provisions of this Agreement on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60-day period at the election of the Employer, but notice of this deferral shall be given to the Claimant.

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                                   ARTICLE 7
                           AMENDMENTS AND TERMINATION

      Subject to Section 2.3, this Agreement may be amended or terminated only by a written agreement signed by the Employer and the Executive.

                                   ARTICLE 8
                                 MISCELLANEOUS

      8.1 Binding Effect. This Agreement shall bind the Executive and the Employer and their beneficiaries, survivors, executors, administrators and transferees, and any Policy(ies) beneficiary.

      8.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Employer, nor does it interfere with the Employer's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

      8.3 Applicable Law. The Agreement and all rights hereunder shall be governed by and construed according to the laws of Pennsylvania, except to the extent preempted by the laws of the United States of America.

      8.4 Reorganization. The Employer shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Employer.

      8.5 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Split Dollar Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his or her last known address as shown on the records of the Employer. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

      8.6 Entire Agreement. This Agreement constitutes the entire agreement between the Employer and the Executive as to the subject matter hereof, and this Agreement, together with the accompanying beneficiary designation and Split Dollar Endorsement, shall supersede any prior agreements related to the subject matter hereof, whether written or oral. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

      8.7   Administration.   The   Employer   shall  have  powers  which  are
necessary to administer this Agreement, including but not limited to:

      (a)   Interpreting the provisions of the Agreement;

      (b) Establishing and revising the method of accounting for the Agreement;

      (c)   Maintaining a record of benefit payments; and

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      (d)   Establishing   rules  and   prescribing  any  forms  necessary  or
desirable to administer the Agreement.

      8.8 Named Fiduciary. The Employer shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

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      IN WITNESS  WHEREOF,  the parties have executed  this  Agreement the day and year first above written.


EXECUTIVE:                                    POLONIA BANK


/s/ Paul D. Rutkowski                         By:  /s/ Anthony J. Szuszczewicz
--------------------------                         ---------------------------
Paul D. Rutkowski                                  Anthony J. Szuszczewicz
                                                   Chairman, President and
                                                   Chief Executive Officer


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                        SPLIT DOLLAR POLICY ENDORSEMENT
                                  POLONIA BANK
                             SPLIT DOLLAR AGREEMENT

Policy Number(s):  28061402

Insured:  Paul D. Rutkowski

     Supplementing and amending the application for insurance to New England Life Insurance Company ("Insurer") on its date of issue, the applicant requests and directs that:

                                 BENEFICIARIES

      1. POLONIA BANK (the "Employer") shall be the beneficiary of any proceeds remaining after the Insured's interest has been paid pursuant to paragraph (2) below.

      2. The  beneficiary(ies) of the death benefit in the amount specified in
Section 2.2 of the Split Dollar Agreement dated January 22, 2007 (the "Agreement"), shall be designated by the Insured or the Insured's transferee, subject to the provisions of paragraph (5) below.

                                   OWNERSHIP

      3. The Owner of the Policy(ies) shall be the Employer. The Owner shall have all ownership rights in the Policy(ies) except as may be specifically granted to the Insured or the Insured's transferee in paragraph
(4) of this endorsement.

      4. Subject to applicable law, the Insured or the Insured's transferee shall have the right to assign his or her rights and interests in the Policy(ies) with respect to the death benefit provided for under the Agreement and to exercise all related settlement options.

      5. Notwithstanding the provisions of paragraph (4) above, the Insured or the Insured's transferee shall have no rights or interests in the death benefit provided for under the Agreement in the event of Termination of Employment as defined in the Agreement.

            MODIFICATION OF ASSIGNMENT PROVISIONS OF THE POLICY(IES)

      Upon the death of the Insured, the interest of any collateral assignee of the Owner of the Policy(ies) designated in paragraph (3) above shall be limited to the portion of the proceeds described in paragraph (2) above.

                               OWNER'S AUTHORITY

      The Insurer is hereby authorized to recognize the Owner's claim to rights hereunder without investigating the reason for any action taken by the Owner, including its statement of the amount of premiums it has paid on the Policy(ies). The signature of the Owner shall be sufficient for the exercise of any rights under this Endorsement and the receipt of the Owner for any sums received by it shall be a full discharge and release therefore to the Insurer.

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Any  transferee's  rights  shall be subject to this  Endorsement.  The parties accept and agree to this split dollar endorsement.

     Signed at  Huntingdon  Valley,  Pennsylvania,  this 22nd day of January,
2007.

                                    POLONIA BANK


                                    /s/ Anthony J. Szuszczewicz
                                    ----------------------------------
                                    By:  Anthony J. Szuszczewicz
                                         Chairman, President and Chief
                                         Executive Officer

                                    THE INSURED:


                                    /s/ Paul D. Rutkowski
                                    ----------------------------------
                                    Paul D. Rutkowski